UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM N-Q

QUARTERLY SCHEDULE OF PORTFOLIO HOLDINGS OF REGISTERED    MANAGEMENT INVESTMENT COMPANY

Investment Company Act file number     811-21384

              New River Funds

(Exact name of registrant as specified in charter)

              1881 Grove Avenue, Radford, VA                       24141

(Address of principal executive offices)               (Zip code)

              Emile Molineaux

              Gemini Fund Services, LLC., 150 Motor Parkway, Suite 205, Hauppauge, NY 11788

(Name and address of agent for service)

Registrant's telephone number, including area code:         631-470-2616

Date of fiscal year end:  8/31

Date of reporting period: 11/30/05

Item 1.  Schedule of Investments.

New River Funds
Small Cap Fund- Schedule of Investments
November 30,2005 (Unaudited)

	Shares	Market Value

COMMON STOCKS- 91.75%
Apparel Manufacturers- 3.53%
Columbia Sportswear Co.*	23,135	$ 1,075,315

Basic Materials- 9.47%
Atlantis Plastics, Inc. Class A	34,710	303,018
Caraustar Industries, Inc. *	99,305	979,147
Quanex Corp.	25,927	1,603,585
		2,885,750
Chemicals- 4.63%
Lubrizol Corp.	33,445	1,411,713

Construction Services- 5.49%
URS Corp.*	39,705	1,672,375

Diversified Manufacturing- 5.82%
Trinity Industries, Inc.	42,555	1,771,990

Energy- 8.75%
Newfield Exploration Co.*	32,468	1,501,970
OGE Energy Corp.	43,420	1,161,919
		2,663,889
Financial Services- 4.66%
Affiliated Managers Group*	18,000	1,419,120

Food Processing- 7.14%
Darling International, Inc. *	216,750	734,783
Smithfield Foods, Inc.*	49,260	1,439,870
		2,174,653
Healthcare- 3.69%
America Service Group, Inc.*	65,145	1,123,751

Machinery- 14.39%
AGCO Corp.*	74,420	1,259,931
Cascade Corp.	30,975	1,568,884
Flowserve Corp.*	41,630	1,555,297
		4,384,112
Recreational Products- 3.65%
Polaris Industries, Inc.	22,485	1,111,658

New River Funds
Small Cap Fund- Schedule of Investments- Continued
November 30, 2005 (Unaudited)

	Shares	Market Value

Retail- 7.77%
Pier One Imports, Inc.	82,480	$ 1,047,496
Tractor Supply Co.*	24,500	1,319,570
		2,367,066
Savings & Loans- 4.57%
Washington Federal, Inc.	57,342	1,391,690

Telecommunications Equipment- 8.19%
Andrew Corp.*	101,400	1,108,302
Newport Corp.*	100,530	1,387,314
		2,495,616

TOTAL COMMON STOCKS (Cost $25,866,998)		27,948,698

SHORT TERM INVESTMENTS- 4.59%
Bank of New York Hamilton Fund Premier Class
(Cost $1,400,000)	1,400,000	1,400,000

TOTAL INVESTMENTS (Cost $27,266,998)- 96.34%		29,348,698
Cash and other assets less liabilities- 3.66%		1,113,950
NET ASSETS- 100.00%		$ 30,462,648

*Non-income producing security

At November 30, 2005, net unrealized appreciation on investment securities, for federal income tax purposes, was as follows:
Aggregate gross unrealized appreciation for all investments for which there was an
excess of value over cost		$ 4,103,074
Aggregate gross unrealized depreciation for all investments for which there was an
excess of cost over value		(2,023,273)
Net unrealized appreciation		$ 2,079,801

New River Funds
Core Equity Fund- Schedule of Investments
November 30, 2005 (Unaudited)

	Shares	Market Value

COMMON STOCKS- 98.73%
Beverages- 3.51%
PepsiCo, Inc.	4,350	$ 257,520

Building Materials- 3.10%
Masco Corp.	7,635	227,294

Business Services- 3.02%
Manpower, Inc.	4,760	221,102

Chemicals- 3.29%
Du Pont (E.I.) de Nemours & Co.	5,635	240,896

Computer Services- 10.62%
Affiliated Computer Services, Inc. Class A *	5,680	316,830
First Data Corp.	6,145	265,894
Fiserv, Inc.*	4,305	195,921
		778,645
Computer Software & Programming- 3.01%
Check Point Software Technologies Ltd.*	10,350	220,352

Conglomerates- 6.16%
General Electric Co.	6,500	232,180
Tyco International Ltd.	7,685	219,176
		451,356
Construction Services- 2.15%
Toll Brothers, Inc. *	4,580	157,552

Financial Services- 17.30%
Capital One Financial Corp.	2,590	215,125
Citigroup, Inc.	5,450	264,598
Franklin Resources, Inc.	3,390	314,863
Goldman Sachs Group, Inc.	2,000	257,920
H&R Block, Inc.	8,820	215,561
		1,268,067
Food Products- 3.14%
Wrigley, (WM) Jr. Co.	3,350	229,777

Healthcare- 2.95%
Cardinal Health, Inc.	3,380	216,151

New River Funds
Core Equity Fund- Schedule of Investments- Continued
November 30, 2005 (Unaudited)

	Shares	Market Value

Insurance- 7.29%
Allstate Corp.	4,880	$ 273,768
UnitedHealth Group, Inc.	4,350	260,391
		534,159
Medical- Drugs- 2.78%
Pfizer, Inc.	9,600	203,520

Medical Products - 3.04%
Biomet, Inc.	6,250	222,625

Oil & Gas- 9.65%
Devon Energy Corp.	3,805	229,061
Exxon Mobil Corp.	3,975	230,669
GlobalSantaFe Corp.	5,465	247,892
		707,622
Retail- 11.11%
Best Buy, Inc.	5,902	284,712
Foot Locker, Inc.	12,520	273,186
Wal-Mart Stores, Inc.	5,280	256,397
		814,295
Semiconductors- 4.16%
Intel Corp.	11,430	304,952

Telephone - 2.45%
Verizon Communications	5,625	179,888

TOTAL COMMON STOCKS (Cost $6,795,126)		7,235,773

SHORT TERM INVESTMENTS - 1.44%
Bank of New York Hamilton Fund Premier Class
(Class $105,652)	105,652	105,652

TOTAL INVESTMENTS (Cost $6,900,778)- 100.17%		7,341,425
Other assets less liabilities - (0.17)%		(12,808)
NET ASSETS- 100.00%		$ 7,328,617

*Non-income producing security

At November 30, 2005, net unrealized appreciation on investment securities, for federal income tax purposes, was as follows:
Aggregate gross unrealized appreciation for all investments for which there was an
excess of value over cost		$ 626,801
Aggregate gross unrealized depreciation for all investments for which there was an
excess of cost over value		(186,154)
Net unrealized appreciation		$ 440,647

Security Valuation- Securities listed on any national securities exchange or designated national market system securities are valued at the last reported sales price.  Nasdaq traded securities are valued using the Nasdaq Official Closing Price (NOCP).  Securities actively traded in the over-the-counter market but not designated as national market system securities are valued at the last quoted bid price. Foreign securities are valued on the basis of market quotations from the primary market in which they are traded, and are translated from the local currency into U.S. dollars using the current exchange rates.

Fixed income securities generally are valued by using market quotations as supplied by nationally recognized bond pricing services.  Fixed income securities not covered by pricing services are valued using bid prices obtained from dealers maintaining an active market in the security.

Securities for which current market quotations are not readily available, or securities for which the last bid price does not accurately reflect the current value, are valued at their fair value as determined in good faith under the procedures established by and under the general supervision of the Trust’s Board of Trustees (the “Trustees”) in accordance with the Trust's Portfolio Securities Valuation Procedures (the "Procedures").  The Procedures consider, among others, the following factors to determine a security's fair value:  the nature and pricing history (if any) of the security; whether any dealer quotations for the security are available; and possible valuation methodologies that could be used to determine the fair value of the security.

Short-term investments in fixed income securities with maturities of less than 60 days when acquired, or which subsequently are within 60 days of maturity, are valued using the amortized cost method.

Item 2. Controls and Procedures.

(a)         The registrant’s principal executive and principal financial officers, or persons performing similar functions, have concluded that the registrant’s disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940, as amended (the “1940 Act”)) are effective, as of a date within 90 days of the filing date of this report that includes the disclosure required by this paragraph, based on their evaluation of the controls and procedures required by Rule 30a-3(b) under the 1940 Act and Rules 13a-15(b) or 15d-15(b) under the  Securities Exchange Act of 1934, as amended.

(b)         There were no significant changes in the registrant’s internal control over financial reporting that occurred during the registrant’s last fiscal quarter that have materially affected, or are reasonably likely to materially affect, the registrant’s internal control over financial reporting.

Item 3.  Exhibits.

Certifications required by Rule 30a-2(a) under the Investment Company Act of 1940 (17 CFR 270.30a-2(a)) (and Item 3 of Form N-Q) are filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant) New River Funds

By (Signature and Title)

              /s/ Robert Patzig

       Robert Patzig, Chief Executive Officer

Date     1/30/2006

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By (Signature and Title)

              /s/ Robert Patzig

        Robert Patzig, Chief Executive Officer

Date          1/30/2006

By (Signature and Title)

              /s/ Doit L. Koppler II

       Doit L. Koppler II, Chief Financial Officer

Date        1/30/2006